UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2022

Convey Health Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40506	84-2099378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida 33394

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 559-9358

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 1, 2022, Convey Health Solutions Holdings, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “2022 Annual Meeting”) at which stockholders voted to (i) elect two Class I directors to hold office until the 2025 annual meeting of stockholders and (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. With respect to the proposals below, any abstentions, withhold votes and broker non-votes were considered “shares present” for purposes of establishing a quorum but were not considered votes properly cast at the 2022 Annual Meeting and therefore had no effect on the outcome of the vote.

(b) The final results of the matters voted on at the 2022 Annual Meeting are set forth below.

Proposal No. 1 – Election of Class I directors:

Nominee	For	Withheld	Broker Non-Votes
Sharad S. Mansukani	60,743,339	3,165,741	3,093,089
Katherine Wood	60,746,089	3,162,991	3,093,089

Each Class I director was elected to hold office until the 2025 annual meeting of stockholders.

Proposal No. 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
66,818,717	180,359	3,093	0

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

Date: June 6, 2022	By:	/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer & Executive Vice President